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EXHIBIT 99         PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:    BILL WILLIAMS, PRESIDENT & CEO
     OR     JAY RIFE, EXECUTIVE VICE PRESIDENT & CFO
            PHONE:  1-330-532-1517

                         GRAND CENTRAL FINANCIAL CORP.
                         ANNOUNCES QUARTERLY DIVIDEND

Wellsville, Ohio - June 20, 2000 -- Grand Central Financial Corp. (NASDAQ: Small
Cap: GCFC) announced today that its Board of Directors, at their meeting on June 15, 2000, declared a cash dividend of 6(cent) per share on its common stock payable July 14, 2000 to stockholders of record at the close of business on June 30, 2000.

As of the end of the second quarter 2000, Grand Central Financial Corp. had 1,763,927 shares of common stock outstanding which will represent a total dividend paid of $105,835.62.

In March, Grand Central Financial Corp. completed a tax free return of capital of $6.00 per share to shareholders of record on March 6, 2000.

Grand Central Financial Corp., a holding company owning all the shares of Central Federal Savings and Loan Association of Wellsville, Ohio, was formed in connection with the mutual to stock conversion of Central Federal completed on December 30, 1998. During the third quarter of 1999 Grand Central Financial Corp. initiated and completed a buy-back of 96,943 shares. Additionally, in the second quarter of 2000 Grand Central Financial Corp. purchased another 78,000 shares making a total of 174,943 shares repurchased since its incorporation.

Central Federal Savings & Loan, organized in 1892, operates three offices located within Columbiana and Jefferson Counties, Ohio.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.